ENDOWMENTS

                          TRUST INSTRUMENT SUPPLEMENTAL

                  The undersigned, being a majority of the Trustees of Endowments, a Delaware business trust (the "Trust"), acting pursuant to Section
11.08 of the Trust's Trust Instrument dated May 14, 1998 (the "Trust Instrument"), hereby add the following Section 3.08 to Article III of the Trust
Instrument:

                           Section 3.08. Trustees Emeritus. The Board of
                  Trustees may elect Trustees Emeritus, chosen from among persons who have served as trustees of the Trust, without limit as to number or period of service. The term of office of any Trustees Emeritus shall be as determined by the Board of Trustees. Trustees Emeritus shall be invited, but not required, to attend and to speak at meetings of the Board of Trustees and committees thereof, except for meetings or portions of meetings at which the Board determines attendance shall be limited. Trustees Emeritus shall not be members of the Board of Trustees and shall have none of the rights, obligations or duties of a trustee including, without limitation, voting rights. Unless otherwise expressly required by the context, the term "trustee" or "trustees" as used in this Trust Instrument does not include Trustees Emeritus.

                  The aforesaid amendment was declared advisable and approved by resolution of a majority of the entire Board of Trustees of the Trust at a meeting duly held on November 20, 2003.

                  The supplement of the Trust Instrument as hereinabove set forth has been duly advised by the Board of Trustees of the Trust.

                  The foregoing shall be effective as of November 20, 2003.


/s/ Robert J. Denison
-----------------------------------------------------
Robert J. Denison, as Trustee


/s/ Frank L. Ellsworth
-----------------------------------------------------
Frank L. Ellsworth, as Trustee


/s/ Steven D. Lavine
-----------------------------------------------------
Steven D. Lavine, as Trustee


/s/ Joseph M. Lumarda
-----------------------------------------------------
Joseph M. Lumarda,  as Trustee


/s/ Patricia A. McBride
----------------------------------------------------
Patricia A. McBride,  as Trustee


/s/ Gail L. Neale
-----------------------------------------------------
Gail L. Neale,  as Trustee


/s/ Robert G. O'Donnell
------------------------------------------------------
Robert G. O'Donnell,  as Trustee

/s/ Thomas E. Terry
-----------------------------------------------------
Thomas E. Terry,  as Trustee



/s/ Robert C. Ziebarth
-----------------------------------------------------
Robert C. Ziebarth,  as Trustee

Dated:            11/21/2003


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                                   ENDOWMENTS

                          TRUST INSTRUMENT SUPPLEMENTAL

                  The undersigned, being the Trustees of Endowments, a Delaware business trust (the "Trust"), acting pursuant to Section 11.08 of the Trust's Trust Instrument dated May 14, 1998 (the "Trust Instrument"), hereby amend in its entirety the following Article X of the Trust Instrument:

                                    ARTICLE X

             LIMITATION ON LIABILITY, INDEMNIFICATION AND INSURANCE

                           Section 10.01 Limitation of Liability. A Trustee,
                  when acting in such capacity, shall not be personally liable to any person other than the Trust or a beneficial owner for any act, omission or obligation of the Trust or any Trustee. A Trustee shall not be liable for any act or omission or any conduct whatsoever in his capacity as Trustee, provided that nothing contained herein or in the Delaware Act shall protect any Trustee against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

                           Section 10.02 Indemnification. The Trust shall
                  promptly indemnify and hold harmless each of its trustees and officers, and may indemnify and hold harmless any of its employees and agents, against any liabilities or Expenses (collectively, "Liability") actually and reasonably incurred by such person in any proceeding arising out of or in connection with his or her service to the Trust, to the fullest extent permitted by the Trust Instrument and the laws of the State of Delaware, the Securities Act of 1933, and the Investment Company Act of 1940, as now or hereafter in effect, subject to the provisions of paragraphs (a) and (b) of this
                  Section 10.02. The Board of Trustees may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time this Trust Instrument, the By- Laws of the Trust, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of this Trust Instrument shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                           (a) Special Condition. With respect to Liability to
                  the Trust or its stockholders, and subject to applicable state and federal law, a trustee or officer shall be indemnified and held harmless pursuant to this Section 10.02 against any Liability to the Trust or its stockholders unless such Liability arises by reason of his or her willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office as defined in Section 17(h) of the Investment Company Act of 1940 ("disabling conduct").

                           (b) Special Process Condition. With respect to
                  Liability to the Trust or its stockholders, no indemnification shall be made unless a determination has been made by reasonable and fair means that the trustee or officer has not engaged in disabling conduct. Such reasonable and fair means shall be established in conformity with then applicable law and administrative interpretations. In any determination with respect to disabling conduct, a trustee requesting indemnification who is not an "interested person" of the Trust, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, shall be afforded a rebuttable presumption that such trustee did not engage in such conduct while acting in his or her capacity as a trustee.

                           Section 10.03 Advancement of Expenses. The Trust
                  shall promptly advance funds to its trustees and officers, and may advance funds to its employees and agents, to cover Expenses they incur with respect to any proceeding arising out of or in connection with their service to the Trust, to the fullest extent permitted by the Trust Instrument and the laws of the State of Delaware, the Securities Act of 1933, and the Investment Company Act of 1940, as now or hereafter in effect.

                           (a) Affirmation of Conduct. A request by a trustee or
                  officer for advancement of funds pursuant to this Section
                  10.03 shall be accompanied by the trustee's or officer's written affirmation of his or her good faith belief that he or she met the standard of conduct necessary for indemnification, and such other statements, documents or undertakings as may be required under applicable law.

                           (b) Special Conditions to Advancement. With respect
                  to Liability to the Trust or its stockholders, and subject to applicable state and federal law, a trustee or officer shall be entitled to advancements of Expenses pursuant to this
                  Section 10.03 against any Liability to the Trust or its stockholders if (1) the Trust has obtained assurances required under applicable law, such as by obtaining insurance or receiving collateral provided by the trustee or officer, that the advance will be repaid if the trustee or officer is found to have engaged in disabling conduct, or (2) the Board has a reasonable belief that the trustee or officer has not engaged in disabling conduct and ultimately will be entitled to indemnification. In forming such a reasonable belief, the Board of Trustees shall act in conformity with then applicable law and administrative interpretations, and shall afford a trustee requesting an advance who is not an "interested person" of the Trust, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, a rebuttable presumption that such trustee did not engage in disabling conduct while acting in his or her capacity as a trustee.

                           Section 10.04 Insurance. The Trust shall purchase and
                  maintain in effect one or more policies of insurance on behalf of its trustees and officers in such amounts and with such coverage as shall be determined from time to time by the board of trustees, and may purchase and maintain such insurance for any of its employees and agents, issued by a reputable insurer or insurers, against any Expenses actually and reasonably incurred by such person in any proceeding arising out of or in connection with his or her service to the Trust, with customary limitations and exceptions, whether or not the Trust would have the power to indemnify such person against such Expenses pursuant to this Article X.

                           Section 10.05  General Provisions.

                           (a) Non-Exclusive Rights. The provisions for
                  indemnification of, and advancement of Expenses to, trustees and officers of the Trust set forth in this Article X shall not be deemed exclusive of any other contractual or legal rights to which a trustee or officer may otherwise be entitled.

                           (b) Continuation of Provisions. The provisions of
                  this Article X shall continue as to a person who has ceased to provide service to the Trust and shall inure to the benefit of his or her spouses, heirs, assigns, devisees, executors, administrators and legal representatives. No amendment of the Trust Instrument or By-Laws of the Trust shall limit or eliminate the right of a person to indemnification, advancement of Expenses and insurance set forth in this
                  Article X with respect to his or her acts, omissions or service to the Trust occurring prior to such amendment.

                           Section 10.06 Definitions. For purposes of this
                  Article X, the following terms shall have the following meanings:

                                    (1) "Disabling conduct" shall be as defined
                           in Section 10.02(a).

                                    (2) "Expenses" shall include without
                           limitation all judgments, penalties, fines, amounts paid or to be paid in settlement, ERISA excise taxes, liabilities, losses, interest, expenses of investigation, attorneys' fees, retainers, court costs, transcript costs, fees of experts and witnesses, expenses of preparing for and attending depositions and other proceedings, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other costs, disbursements or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or acting as a witness in a proceeding.

                                    (3) "Liability" shall be as defined in
                           Section 10.02.

                                    (4) The term "proceeding" shall include
                           without limitation any threatened, pending or completed claim, demand, threat, discovery request, request for testimony or information, action, suit, arbitration, alternative dispute mechanism, investigation, hearing, or other proceeding, including any appeal from any of the foregoing, whether civil, criminal, administrative or investigative.

                                    (5) A person's "service to the Trust" shall
                           include without limitation his or her service as a trustee, officer, employee, agent or representative of the Trust, and his or her service at the request of the Trust as a trustee, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

                           Section 10.07 Shareholders. In case any Shareholder
                  of any Series shall be held to be personally liable solely by reason of his being or having been a Shareholder of such Series and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

                  The aforesaid amendment was declared advisable and approved by resolution of the entire Board of Trustees of the Trust at a meeting duly held on September 16, 2004.

                  The supplement of the Trust Instrument as hereinabove set forth has been duly advised by the Board of Trustees of the Trust.

                  The foregoing shall be effective as of September 16, 2004.


/s/ Robert J. Denison
-----------------------------------------------------
Robert J. Denison, as Trustee


/s/ Frank L. Ellsworth
-----------------------------------------------------
Frank L. Ellsworth, as Trustee


/s/ Steven D. Lavine
-----------------------------------------------------
Steven D. Lavine, as Trustee


/s/ Joseph M. Lumarda
-----------------------------------------------------
Joseph M. Lumarda,  as Trustee


/s/ Patricia A. McBride
-----------------------------------------------------
Patricia A. McBride,  as Trustee



/s/ Gail L. Neale
-------------------------------------------------------
Gail L. Neale,  as Trustee


/s/ Robert G. O'Donnell
------------------------------------------------------
Robert G. O'Donnell,  as Trustee


/s/ Thomas E. Terry
-----------------------------------------------------
Thomas E. Terry,  as Trustee


/s/ Robert C. Ziebarth
-----------------------------------------------------
Robert C. Ziebarth,  as Trustee

Dated:            September 16, 2004